Exhibit 99.1

Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health, Inc. Announces that Mark Bertolini’s Foundation and Deerfield Management have Entered into an Agreement with a Selling Shareholder to Purchase Shares of Oscar Health

New York, NY, November 20, 2023 - Oscar Health, Inc. (“Oscar”) (NYSE: OSCR), a leading healthcare technology company, today announced that an affiliate of Deerfield Management Company, L.P. (“Deerfield”) and the Anahata Foundation (“Anahata”), a charitable foundation established by Mark T. Bertolini, Oscar’s Chief Executive Officer, each entered into a Stock Purchase Agreement for the purchase in private placement of shares of Oscar’s Class A common stock (“Common Stock”) from a single selling shareholder. Deerfield will purchase an aggregate of 3,000,000 shares of Common Stock and Anahata will purchase an aggregate of 2,000,000 shares of Common Stock. The closing of each private placement is expected to occur on or about November 22, 2023, subject to the satisfaction of customary closing conditions. Oscar is not a party to either of the Stock Purchase Agreements.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about the private placements, including the expected closing date. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended, and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards, including as a result of our participation in government-sponsored programs, such as Medicare; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of risk adjustment programs; our ability to utilize quota share reinsurance to reduce our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; our ability to attract and retain qualified personnel; incurrence of cyber-security breaches of our and our partners’ information and technology systems; our ability to remediate a material weakness in our internal controls over financial reporting and the identification of additional material weaknesses in the future or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC, and our other filings with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

About Oscar Health

Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system’s status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of nearly one million members, as of September 30, 2023. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:

Chris Potochar

VP of Investor Relations

ir@hioscar.com

917-397-0251

Media Contact:

Kristen Prestano

VP of Communications

press@hioscar.com

Source: Oscar Health, Inc.